EXHIBIT 3.1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION


1.   The name of the proposed corporation is Carolina National Corporation.

2. The initial registered office of the corporation is 1220 Blanding Street, South Carolina 29201 and the initial registered agent at such address is James A. Gunter.

     I hereby consent to the appointment as registered agent of the corporation


                                Agent's Signature

3. The corporation is authorized to issue shares of stock as follows. Complete a or b whichever is applicable:

a.   [ ]  The  corporation is authorized to issue a single class of shares,  and
          the      total      number     of      shares      authorized      is:
          ____________________________________.

b.   [x] The corporation is authorized to issue more than one class of shares:

            Class of Shares               Authorized No. of Each Class
            Common Stock                        20,000,000
         --------------------             --------------------------------
            Preferred Stock                    10,000,000
         --------------------             --------------------------------

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

Common Stock:       The  shares of common  stock  shall  have  unlimited  voting rights and are entitled, together with any services of preferred stock which also has such right specified, to receive the net assets of the corporation upon dissolution.

Preferred  Stock:   The board of  directors  shall  determine  the  preferences, limitations and relative rights of one or more series of shares of preferred stock.

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See ss. 33-1-230(b)):____________________________.

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss. 33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):



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     A.   NO PREEMPTIVE RIGHTS.

          No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into, carrying an option to purchase or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

     B.   NO CUMULATIVE VOTING.

          The holders of shares entitled to vote at an election of directors shall not have the right to cumulate their votes.

     C.   NUMBER OF DIRECTORS.

          The Board of Directors shall have the power to set the number of directors from time to time at two or more directors.

     D.   CLASSIFICATION OF DIRECTORS: STAGGERED TERMS.

          When the number of directors shall be six or more, the directors shall be divided into three classes, each class to be as nearly equal in number as possible. Except as otherwise required by law or as may be necessary to have the classes as nearly equal as possible, each director shall be elected to serve a three year term.

     E.   BUSINESS COMBINATIONS.

          Whether or not the Corporation has a class of voting shares registered with the Securities and Exchange Commission or another federal agency under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), any "business combination," as defined in S.C. Code Section 35-2-205 (as such section may from time to time be amended) shall only be undertaken in compliance with the provisions of Article 2 of Chapter 2 of Title 35 of the South Carolina Code (as such article may from time to time be amended), as though the Corporation had a class of voting shares registered under the 1934 Act; provided, however, if
          Article 2 of Chapter 2 of Title 35 of the South Carolina Code shall at any time be repealed, this provision of the Corporation's Articles of Incorporation shall not also be repealed, but shall remain in effect, unless repealed by the shareholders, in the form such Article 2 was in effect immediately prior to such repeal.

     F.   LIMITATION OF DIRECTOR LIABILITY.

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director occurring after the effective date hereof; provided, however, the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the South Carolina Business Corporation Act of 1988, as it may be amended from time to time (the "Act") or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by Section 33-2-102(e) and by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     G.   RESOLUTION OF DISPUTES.

          The Bylaws of the Corporation may require binding arbitration of disputes arising out of or related to share ownership.


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     H.   MERGERS, CONSOLIDATIONS, EXCHANGES, SALES OF ASSETS OR DISSOLUTION.

          With respect to any plan or merger, consolidation or exchange, or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of the Corporation or any resolution to dissolve the Corporation, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of the full board of directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of the outstanding shares of the Corporation.

     I.   NOMINATION OF DIRECTORS.

          No person shall be eligible to be elected a director of the Corporation at a meeting of shareholders unless that person has been nominated by a record shareholder entitled to vote at such meeting by giving written notice of such nomination to the Secretary of the Corporation at least ninety days prior to the date of the meeting. Such written notice shall provide any information required in the Bylaws of the Corporation.

     J.   REMOVAL OF DIRECTORS.

          An  affirmative  vote  of  80%  of  the  outstanding   shares  of  the
          Corporation shall be required to remove any or all of the directors without cause.

     K.   DUTY OF DIRECTORS.

          When evaluating any proposed plan of merger, consolidation, exchange, or sale of all, or substantially all, of the assets of the Corporation, the Board of Directors shall consider the interests of the employees of the Corporation and the community or communities in which the Corporation and its subsidiaries, if any, do business in addition to the interests of the Corporation's shareholders.

     L.   AMENDMENT TO ARTICLES OF INCORPORATION.

          Any amendment to the Articles of Incorporation of the Corporation which amends, alters, repeals or is inconsistent with any of the provisions of Article 5.A, B, C, D, E, F, G, H, I, J or K above, or this Article 5.L, unless such amendment shall have been approved by the affirmative vote of at least two-thirds of the full board of directors, shall not be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of the Corporation. If two-thirds of the full Board of Directors approves such an amendment, the amendment need only be approved by an affirmative vote of holders of two-thirds of the outstanding shares of the Corporation.

          Any amendment to the Articles of Incorporation (other than those amendments which may be adopted by the Board of Directors without Shareholder approval) to change the number or classes of shares the Corporation is authorized to issue or to change the name of the Corporation may be adopted upon approval by the affirmative vote of a majority of the outstanding shares of the Corporation.

6. The name and address of each incorporator is as follows (only one is required):

     Name                           Address                    Signature

                                                       s/James A. Gunter
     James A. Gunter           1220 Blanding Street    -------------------------
                               Columbia, SC

     7. I, George S. King, Jr., an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Section 33-2-102 of the 1976 South Carolina Code.

Date:  May ___, 2000             s/George S. King, Jr.
                                ------------------------------------------------
                                      (Signature)

                                George S. King, Jr.
                                ------------------------------------------------
                                          (Type or Print Name)

                                 Address:  P. O. Box 11889
                                         ---------------------------------------
                                           Columbia, South Carolina 29211
                                         ---------------------------------------

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